Exhibit 99.1

NETGEAR

NEWS RELEASE

NETGEAR® Announces Appointment of New Board Director

SAN JOSE, Calif. - January 16, 2009 - NETGEAR, Inc. (Nasdaq: NTGR), a worldwide provider of technologically advanced, branded networking products, today announced the appointment of Jocelyn Carter-Miller to its Board of Directors effective as of January 14, 2009.

Patrick Lo, Chairman and CEO of NETGEAR, Inc., commented, "We are extremely pleased to welcome Jocelyn to the NETGEAR Board of Directors. She brings a wealth of marketing experience with her, which is the one area of the Board we felt we could improve on, and she will be an immediate, valuable and contributing member of our Board."

Since 2005, Ms. Carter-Miller has been President of TechEdVentures, Inc., a community empowerment firm that educates and inspires children, families and communities through the development and management of charter schools and community-based programs. From February 2002 until March 2004, Ms. Carter-Miller was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. Prior to that, she spent a decade with Motorola, initially as a Director of Marketing and Network Service Quality and ultimately as Corporate Vice President and Chief Marketing Officer. She also spent eight years at Mattel in marketing, product development and strategic business planning roles. Ms. Carter-Miller has a bachelor's degree in accounting from the University of Illinois and an MBA from the University of Chicago.

Ms. Carter-Miller is also a director of the Principal Financial Group, Inc., the Interpublic Group of Companies, Inc. and several non-profit organization boards.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs innovative, branded technology solutions that address the specific networking, storage, and security needs of small- to medium-sized businesses and home users. The company offers an end-to-end networking product portfolio to enable users to share Internet access, peripherals, files, multimedia content, and applications among multiple computers and other Internet-enabled devices. Products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in over 29,000 retail locations around the globe, and via more than 41,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR® partner. More information is available by visiting www.netgear.com or calling (408) 907-8000.

©2009 NETGEAR, Inc. NETGEAR® and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the expected performance characteristics, specifications, market acceptance, market growth, specific uses, user feedback and market position of NETGEAR's products and technology are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: the actual price, performance and ease of use of NETGEAR's products may not meet the price, performance and ease of use requirements of customers; product performance may be adversely affected by real world operating conditions; failure of products may under certain circumstances cause permanent loss of end user data; new viruses or Internet threats may develop that challenge the effectiveness of security features in NETGEAR's products; the ability of NETGEAR to market and sell its products and technology; the impact and pricing of competing products; and the introduction of alternative technological solutions. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors," pages 31 through 44, in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2008, filed with the Securities and Exchange Commission on November 7, 2008. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.